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                                                                   EXHIBIT 23.3


                                                              February 12, 1996

Genome Therapeutics Corp.
100 Beaver Street
Waltham, Massachusetts 02154

Re:  Genome Therapeutics Corp.
     Registration Statement on Form S-3

Dear Sirs:

        We hereby consent to the use of our name under the caption "Experts" in Genome Therapeutics Corp.'s Registration Statement on Form S-3 and in the related prospectus.

                                             Very truly yours,

                                             /s/ Lahive & Cockfield
                                            ...................................
                                            Lahive & Cockfield